Exhibit 32.1
Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of Banc of California, Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 6, 2026	/s/ JARED M. WOLFF
Jared M. Wolff Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.